UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2015, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables, LLC (“RMR”), entered into a Credit Agreement, by and among the Company, as servicer, RMR, Wells Fargo Bank, National Association (“Wells Fargo”), as lender (the “Lender”), Wells Fargo Securities, LLC, as administrative agent for the Lender and other lenders from time to time a party thereto (the “Agent”), and Wells Fargo, as account bank, collateral custodian, and backup servicer (the “Credit Agreement”).

To facilitate the transactions contemplated by the Credit Agreement, the Company entered into a First Amendment to Fifth Amended and Restated Loan and Security Agreement, dated May 23, 2016 (the “Amendment”), by and among the Company and certain of its subsidiaries (each individually a “Borrower” and collectively the “Borrowers”), the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, collectively the “Revolver Lenders”), and Bank of America, N.A. as agent for the Revolver Lenders (the “Revolver Agent”).

The Amendment amends certain provisions of that certain Fifth Amended and Restated Loan and Security Agreement (the “Loan Agreement”), dated as of September 18, 2015, by and among the Borrowers, the Revolver Lenders, and the Revolver Agent, and provides, among other things, for the grant of a security interest in certain of the Borrowers’ deposit accounts to Bank of America, N.A., as collateral agent for the Agent and the Revolver Agent, and the addition and modification of certain defined terms contained in the Loan Agreement that relate to the transactions contemplated by the Credit Agreement.

For a complete description of the terms of the Amendment, see Exhibit 10.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Fifth Amended and Restated Loan and Security Agreement, dated as of May 23, 2016, by and among the Company, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC, and Regional Finance Company of Virginia, LLC, the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, collectively the “Revolver Lenders”), and Bank of America, N.A. as agent for the Revolver Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: May 26, 2016	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Fifth Amended and Restated Loan and Security Agreement, dated as of May 23, 2016, by and among the Company, Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC, and Regional Finance Company of Virginia, LLC, the financial institutions listed therein (such financial institutions, together with their respective successors and assigns, collectively the “Revolver Lenders”), and Bank of America, N.A. as agent for the Revolver Lenders.